UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 1, 2010

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Effective November 1, 2010, the Board of Directors of The Spectranetics Corporation (the “Company”) appointed Maria Sainz and Daniel A. Pelak as independent directors to the Company's Board of Directors. In its Current Report on Form 8-K filed with the SEC on November 3, 2010 announcing the appointment of the new directors, the Company stated that the committees of the Board of Directors on which Ms. Sainz and Mr. Pelak will serve had not yet been determined. The purpose of this amendment to the Form 8-K filed on November 3, 2010 is to disclose the committees to which Ms. Sainz and Mr. Pelak have been appointed.

On December 2, 2010, the Board of Directors appointed Ms. Sainz to the Nominating and Corporate Governance Committee and the Technology Committee of the Board of Directors. Also on December 2, 2010, the Board of Directors appointed Mr. Pelak to the Audit Committee of the Board of Directors. These appointments were effective as of December 2, 2010.

Item 8.01 Other Events

On December 2, 2010, the Board of Directors appointed R. John Fletcher, an independent member of the Board of Directors, as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	December 8, 2010	By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

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